SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 13a-6 (e) (2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12


                           GATEWAY ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.



     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction applies:
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     (3)  Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4)  Proposed maximum aggregate value of transaction:
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     (5)  Total fee paid:
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


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1) Amount Previously Paid:
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     (4) Date Filed:
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



                           GATEWAY ENERGY CORPORATION
                          500 Dallas Street, Suite 2615
                              Houston, Texas 77002
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 20, 2005


To the Stockholders of Gateway Energy Corporation:

     You are cordially invited to attend the Annual Meeting of Stockholders of Gateway Energy Corporation (the "Company") to be held at the offices of Shook, Hardy & Bacon, L.L.P., located at 2555 Grand Boulevard, 24th Floor, Kansas City, Missouri 64108 on September 20, 2005 at 10:00 a.m. Central Time. The purpose of the meeting is to transact the following business:

     (1) To elect a Board of Directors to serve until the next annual meeting of stockholders or until their respective successors have been elected or appointed.

     (2) To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as independent registered public accounting firm for the current year.

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only stockholders of record at the close of business on August 12, 2005 will be entitled to vote at the annual meeting and any postponements or adjournments of the meeting. For 10 days prior to the Annual Meeting of Stockholders, a list of stockholders entitled to vote will be available for inspection at our executive offices, at 500 Dallas Street, Suite 2615, Houston, Texas 77002. If you would like to view the stockholder list, please call our Secretary at (713) 336-0844, extension 108.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs, and we hope you can attend in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

     During the meeting the Board of Directors will report to you on the Company's progress during this past year and will discuss plans for the current year. We welcome this opportunity to share our progress with you and look forward to your comments and questions.

                                           By Order of the Board of Directors





                                           Robert Panico
                                           President and Chief Executive Officer
     Houston, Texas
     August 15, 2005

                           GATEWAY ENERGY CORPORATION

                          500 Dallas Street, Suite 2615
                              Houston, Texas 77002
                               ------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 20, 2005

                                 ---------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished to the holders of the Common Stock, $0.25 par value per share ("Common Stock") in connection with the solicitation of proxies by the Board of Directors of Gateway Energy Corporation (the "Company") to be voted at the Annual Meeting of Stockholders to be held on September 20, 2005, or any adjournment thereof. The first mailing of the proxy material to the holders of the Common Stock will be made on approximately August 24, 2005.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or electronic media by regular employees of the Company. The Company may reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to security owners and obtaining their proxies.

     Stockholders of record at the close of business on August 12, 2005 (the "Record Date") are entitled to vote on matters to come before the meeting. Stockholders of record include individuals holding stock certificates in their names and brokers who hold shares on account for the benefit of their clients, who are the beneficial owners. On the Record Date there were outstanding and entitled to vote 16,913,303 shares of Common Stock. Each share is entitled to one vote on each matter presented.

     Any proxy may be revoked by a stockholder of record at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by signing a later-dated proxy. Stockholders of record who attend the Annual Meeting may revoke any proxy previously granted and vote in person. Beneficial owners who wish to vote in person or revoke an earlier-dated proxy must request a legal proxy from their broker which grants the beneficial owner the authority to vote the shares.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no instruction is specified, the proxies will be voted for the election of the seven director nominees recommended for election by the Company's Board of Directors named elsewhere in the Proxy Statement, for ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as independent registered public accounting firm for the current fiscal year, and in accordance with the instruction of the Board of Directors as to any other matters. The seven nominees receiving the most votes "FOR" election will be elected as directors, and to pass each other proposal included in this year's proxy statement will require a majority of votes present or represented at the Annual Meeting. Abstentions do not constitute a vote "FOR" or "AGAINST" any matter listed in the accompanying Notice of Annual Meeting, but will be included in determining the number of shares present for purposes of obtaining a quorum. Also broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. If such a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained. This year, there are two individuals who have been nominated by a stockholder of the Company. Because this results in a contested election, broker "non-votes" will not be voted for the nominees recommended by its Board of Directors, as they have in the past.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The following is a list of the names, addresses, and ages of the seven nominees recommended by the Board of Directors, all of whom are presently serving as Directors. Also included in the chart is the year in which each serving Director became a Director of the Company. Footnoted below is the past five-year business history of each Director nominee and any public company directorships held by such persons. The proxy holders named in the proxy intend to vote "FOR" the election of the seven nominees listed below unless authority to so vote is withheld. In the unexpected event that any of the nominees is unable to serve or for good cause will not serve as a Director, the proxy holders reserve the right to vote for such substitute nominees that are designated by the Board of Directors.

     The Board of Directors recommends a vote "FOR" the election of the seven nominees listed below.

                                                                       Director
       Name                          Address              Age           Since
----------------------     ---------------------------   -----        ----------
Philip A. Wilson           211 West Main,                 56             2004
                           Smithville, MO 64089

John B. Ewing, Jr.         1800 Second Street,            83             1988
                           Suite 799,
                           Sarasota, FL 34236

Charles A. Holtgraves      Post Office Box 70             40             1988
                           Mission, KS 66201

John A. Raasch             1960 Las Palmas #138           72             2004
                           Laughlin, NV 89029

Steven W. Cattron          904 West 125th Terrace         48             2005
                           Kansas City, MO  64145

Robert Panico              500 Dallas Street, # 2615,     48             2005
                           Houston, TX  77002

J. Darby Sere              909 Fannin Street, # 3208,     57             2005
                           Houston, TX  77002


     Philip A. Wilson. Mr. Wilson has served as Chairman of the Board of Directors since June 2004 as well as Chairman of the Company's Audit Committee since November 2004. Mr. Wilson is also President of Lawyer's Assist Corporation and has served in that capacity since 1972. He also served as Chief Criminal Investigator for the Office of the Prosecuting Attorney of Clay County, Missouri until September 2002.

     John B. Ewing, Jr. Mr. Ewing currently serves as a Director of the Company and acts as Chairman of the Compensation and Stock Option Committee of the Board. He has been an attorney in private practice since 1947. Charles A. Holtgraves. Mr. Holtgraves currently serves as a Director of the Company. He was the Chief Financial Officer and Vice President of First Mortgage Investment Company from 1989 to 1999 and is currently President of Argus Investment Group, Chairman and President of Advanced Energy Recovery, Inc., and manager of Elgin Holdings, Inc.

     John A. Raasch. Mr. Raasch was Senior Vice President of Wachovia Securities until his retirement on December 31, 2003 after 33 years of service. Mr. Raasch served as Interim President and Chief Executive Officer of Gateway Energy Corporation from October 2004 through May 2005.

     Robert Panico. Mr. Panico was elected as the Company's President and Chief Executive Officer on May 26, 2005. Mr. Panico has served as a Vice-President of the Company since 1997.

     Steven W. Cattron. Mr. Cattron was appointed to the Board of Directors in July 2005. He currently is owner of Cattron Enterprises, Inc., a professional consulting practice focused on improving profitability of small to medium sized companies. Prior to that, he was President and Chief Operating Officer of Missouri Gas Energy, a natural gas distribution company serving Western Missouri as well as Vice President of Sales and Marketing and Regulatory Affairs for Kansas City Power and Light, an electric company serving western Missouri and eastern Kansas.

     J. Darby Sere. Mr. Sere was appointed to the Board of Directors in August 2005. Mr. Sere is currently the Chief Executive Officer and President of GeoMet, Inc., a coalbed methane exploration and development company. Prior to that, he was the President and Chief Executive Officer of Bellwether Exploration Company, a publicly traded natural gas and oil production company. Mr. Sere has also served as President and Chief Executive Officer of Bayou Resources, Inc. as well as Executive Vice President and Chief Operating Officer of Howell Petroleum Corporation.

     In addition, in accordance with the Company's Bylaws and applicable proxy rules, Chauncey J. Gundelfinger, Jr., a shareholder of the Company, nominated himself and Steven C. Scheler to be considered for election to the Board of Directors. The following is a list of the names, addresses and ages of these two nominees, followed by the past five-year business history of each such Director nominee and any public company directorships held by such persons.


          Name                            Address                         Age
-----------------------------     ---------------------------            -----
Chauncey J. Gundelfinger, Jr.     6025 Metcalf Lane, Suite #1              72
                                  Shawnee Mission, KS 66202

Steven C. Scheler                 3306 Berlin Court N.                     52
                                  Abington, MD 21009


     Chauncey J. Gundelfinger, Jr. Mr. Gundelfinger is not currently a member of the Board of Directors of the Company and has not held a position or office with the Company. Mr. Gundelfinger is an insurance broker and owns his own brokerage company.

     Steven C. Scheler. Mr. Scheler is not currently a member of the Board of Directors of the Company and has not held a position or office with the Company. Mr. Scheler has served as a sales/marketing representative of a freight transportation service.

     The Board of Directors considered the nominations of Mr. Gundelfinger and Mr. Scheler, and determined not to recommend them for election to the Board of Directors. The Board's determination was based upon its view that the Company's best interests will be served by electing a Board consisting of individuals with industry related experience or experience with the Company. While the Board recognizes that Mr. Gundelfinger and Mr. Scheler have valuable business experience, it does not believe that their particular experience meets the criteria desired by the Board.

     The Board of Directors recommends a vote "AGAINST" the election of the two nominees nominated by Mr. Gundelfinger.

                                   PROPOSAL 2

     RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, to audit the financial statements of Gateway Energy Corporation for the year ending December 31, 2005, and to perform tax and other services as may be authorized from time to time by the Audit Committee of the Board of Directors.

     The Board has directed that the appointment of Pannell Kerr Forster of Texas, P.C. be submitted to the stockholders for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the stockholders do not approve, the Audit Committee and the Board will reconsider the appointment.

     Representatives of Pannell Kerr Forster of Texas, P.C. are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

     The Board of Directors recommends a vote "FOR" the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as independent registered public accounting firm.

                            GOVERNANCE OF THE COMPANY

The Board of Directors

     The business of the Company is managed under the direction of the Board of Directors. There were eighteen meetings held in the year ended December 31, 2004. During the twelve-month period, no director attended fewer than 75% of all of the meetings of the Board of Directors and all meetings of Board committees upon which the directors served. All directors, except Messrs. Panico, Sere and Cattron, who were not members of the Board at that time, attended the Annual Meeting on May 25, 2004 and are expected to attend this year's Annual Meeting.

Compensation of Directors

     The Company does not compensate employee-directors in their capacity as directors of the Company. All Directors were reimbursed for reasonable travel and lodging expenses incurred while attending Board, Committee or Annual meetings. In the year ended December 31, 2004, the compensation policy for non-employee directors (i.e. "Outside Directors") was as follows:

     o A one-time grant of an option to purchase 10,000 shares of Common Stock, at fair market value on date of grant, pursuant to the Outside Directors Stock Option Plan.

     o An annual retainer of $10,000, one-half in Common Stock, valued and payable at the market price on the date of the Annual Meeting of Stockholders, and one-half in cash payable at a rate of $1,250 each quarter.

     o A cash payment of $125 per hour for each Board, Committee or Annual Meeting attended; provided that meetings and specific consultations with the Company's executive management lasting at least eight hours are compensated on a per diem rate of $1,000.

     o As of December 31, 2004, annual directors' fees of $50,833 remained unpaid.

Committees of the Board of Directors

     The Board of Directors has established an Audit Committee, a Compensation and Stock Option Committee, an Executive Committee and a Nominating Committee. The Executive Committee, currently comprised of Messrs. Ewing, Raasch, and Wilson, oversees and administers the Outside Directors Stock Option Plan.

Audit Committee

     The primary purpose of the Audit Committee is to protect the interests of the Company's stockholders and directors by assisting the Board of Directors in fulfilling its responsibilities over the financial policies and reporting process, internal controls structure and compliance with legal and regulatory requirements. The Audit Committee recommends to the Board the appointment of the independent auditors, and periodically reviews and evaluates their performance and independence from management.

     On December 31, 2004, Mr. Wilson was the sole member of the Audit Committee until Mr. Cattron was appointed to the Audit Committee as its Chairman in July 2005. Mr. Cattron and Mr. Wilson are both independent from the Company as defined by NASDAQ listing standards. Mr. Cattron is an audit committee financial expert. Mr. Wilson is not a financial expert as defined in Item 401 of Regulation S-B and, therefore, the Company did not have an audit committee financial expert at the end of fiscal year 2004. The Audit Committee met one time during the year ended December 31, 2004.

     Management has primary responsibility for the Company's financial statements. The Company's independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C., audits the annual financial statements prepared by management and expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles. Additionally, Pannell Kerr Forster of Texas, P.C. conducts quarterly reviews of the Company's financial statements in accordance with Statement on Auditing Standards ("SAS") No. 100, "Interim Financial Information", as amended by SAS No. 90, "Audit Committee Communications".

     During the year ended December 31, 2004:

     o Pannell Kerr Forster of Texas, P.C., the Company's independent registered public accounting firm discussed with the Audit Committee issues required to be discussed by SAS No. 61, "Communications with Audit Committees", as amended by SAS No. 90. SAS No. 61, as amended by SAS No. 90, specifies that the discussion should involve management and include such matters as the consistency, clarity and completeness of accounting policies and disclosures.

     o The Audit Committee reviewed the Company's audited financial statements and met with both management and Pannell Kerr Forster of Texas, P.C. to discuss those financial statements. Management has represented to the Audit Committee that those financial statements were prepared in accordance with U.S. generally accepted accounting principles.

     o The Audit Committee discussed with Pannell Kerr Forster of Texas, P.C. the written disclosure and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." That Standard addresses the auditors' independence from the Company.

     o Based on its review and the discussions noted above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

     Philip A. Wilson (Chairman during Fiscal Year 2004)

Compensation and Stock Option Committee

     The primary purpose of the Compensation and Stock Option Committee is to recommend to the Board of Directors compensation for officers of the Company and to administer the Company's Stock Option Plan. Among other things, the Committee recommends to the Board the executives to be included in the Company's Executive Compensation Plan, the annual base salary for covered executives and any grants of stock options pursuant to the Executive and Middle Management Compensation Plans, which are discussed in more detail in the EXECUTIVE COMPENSATION section below. Messrs. Ewing and Raasch currently serve on the Committee. The Committee met one time during the year ended December 31, 2004.

     The Compensation and Stock Option Committee and the Board of Directors believe that the Executive Plan and the Middle Management Plan will help the Company employ and retain key executive officers and employees, who will in turn maximize the value of the Company's Common Stock.

     John B. Ewing, Jr. (Chairman)

     John A. Raasch

Nominating Committee

     The primary purpose of the Nominating Committee is to recommend candidates to serve on the Board of Directors. The Nominating Committee acts under the authority of the Nominating Committee Charter approved and adopted by the Board of Directors in February 2004. The Nominating Committee Charter is available for review on the Company's website, WWW.GATEWAYENERGY.COM. Messrs. Ewing, Wilson, and Raasch comprise the Nominating Committee, and each are independent from the Company as defined by NASD listing standards.

     The Nominating Committee evaluates candidates for service on the Board of Directors based on the Policy Statement Regarding the Selection and Tenure for Board of Directors adopted by the Company in August 2002 and incorporated into the Charter. Nominees are chosen for their ability to represent all of the shareholders, and for their character, judgment, fairness and overall ability. Desirable nominees bring valid business or professional knowledge and experience, preferably in the energy industry, that can bear on the Company's strategies and deliberations.

     The Committee will consider candidates for nomination submitted by stockholders on the same basis as any other candidate submitted for consideration as a nominee. Stockholders who wish to submit a candidate for consideration by the Nominating Committee to serve on the Board of Directors beginning in May 2006 must deliver the nomination in writing to the Secretary of the Corporation, Gateway Energy Corporation, 500 Dallas Street, Suite 2615, Houston, Texas 77002 no later than December 21, 2005. Such nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such nominee's written consent to being named in the proxy statement as a nominee and serving as a director if elected.

     John A. Raasch (Chairman)
     Philip A. Wilson
     John B. Ewing

                                 CODE OF ETHICS

     Section 407 of the Sarbanes-Oxley Act of 2002 (the "Act") requires the disclosure of whether the Company has adopted a Code of Ethics ("Code") for its principal executive and financial officers, or other persons performing substantially similar functions. The Company has adopted such a Code for all officers, directors and employees of the Company. It is available for inspection on the Company's website, www.gatewayenergy.com, or by mail free of charge by written request to: Gateway Energy Corporation, Attention: Christopher M. Rasmussen, Chief Financial Officer, 500 Dallas Street, Suite 2615, Houston, Texas 77002.

            CONTACT THE GATEWAY ENERGY CORPORATION BOARD OF DIRECTORS

     Stockholders may direct questions or comments about accounting, internal accounting controls or auditing matters or other concerns to the Board of Directors by contacting the Board in either of the following ways:

           Write to the Board:                       Email the Board:
           -------------------                       ----------------
           GEC Board of Directors                DIRECTORS@GATEWAYENERGY.COM
           Gateway Energy Corporation
           500 Dallas, Suite 2615
           Houston, Texas 77002

     o Questions relating to accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee.

     o    Other concerns will be referred to the Chairman of the Board.

     o All questions and comments will be received and processed by the Secretary or Assistant Secretary of the corporation.

     o Stockholders will receive a written acknowledgement from the Secretary or Assistant Secretary upon receipt of the stockholder's written question or comment.

     o    Stockholders can report their concerns anonymously or confidentially.

                             EXECUTIVE COMPENSATION

     The Board of Directors and Compensation and Stock Option Committee have approved an Executive Compensation Plan ("Executive Plan") and a Middle Management Compensation Plan ("Middle Management Plan") for the Company. The executives to be covered are determined by the Compensation and Stock Option Committee of the Board. The Middle Management employees to be covered are determined by the President. Currently the CEO and CFO are covered by the Executive Plan and one employee in the Company's subsidiary operations is covered by the Middle Management Plan.

     Both the Executive Plan and the Middle Management Plan have three components: base salary, short-term incentive and long-term incentive. Base salaries are set annually. The short-term incentive under both plans is a cash bonus to be paid upon attainment of certain goals, which goals are set by the Board of Directors annually. No bonuses were payable for the year ended December 31, 2004 under the Executive Compensation Plan or the Middle Management Compensation Plan. The long-term incentive portion is comprised of incentive stock options on the Company's Common Stock. The Company's 1998 Stock Option Plan governs in all respects the number of options, terms and conditions of any grants made under each of the Executive Plan and the Middle Management Plan.

     Summary Compensation Table. Individual executive officer compensation presented below is for the last three completed fiscal years and includes base salary, certain expense allowances provided by the Company and matching contributions of the Company to its 401(k) Savings Plan. The following Summary Compensation Table includes compensation paid in cash.



===========================================================================================================================
                                        Annual Compensation             Long-Term Compensation
                                 -------------------------------------  --------------------------------------
                                                                                     Awards            Payouts
                                 -----------------------------------------------------------------------------
 Name and                Year        Salary      Bonus    Other            Restricted    Securities      LTIP     All Other
 Principal Position                   ($)                 Annual              Stock      Underlying    Payouts     Compen-
                                                  ($)     Compensation       Award(s)      Options/       ($)       sation
                                                           ($)                 ($)          SAR's                    ($)
                                                                                             (#)
     (a)                  (b)         (c)         (d)      (e)                 (f)           (g)          (h)        (i)
---------------------------------------------------------------------------------------------------------------------------
John A. Raasch, CEO
and President           12/31/04       -   (1)     -        -                   -             -            -          -
---------------------------------------------------------------------------------------------------------------------------
Michael T. Fadden       12/31/04    155,307(2)     -      9,318(2)              -                          -          -
Chairman, CEO and       12/31/03    175,000        -     12,666                             75,000
President               12/31/02    175,000        -     12,666
---------------------------------------------------------------------------------------------------------------------------
Scott D. Heflin         12/31/04    111,923(3)     -     11,304(3)              -                          -          -
Chief Financial         12/31/03    120,000        -     11,016                             35,000
Officer, Treasurer      12/31/02     20,000        -     11,016                             35,000
and Secretary
===========================================================================================================================


     (1) Mr. Raasch joined the Company November 1, 2004. Mr. Raasch did not receive compensation for his position as President and CEO.

     (2) Represents compensation paid to Mr. Fadden from January 1, 2004 until his resignation on October 25, 2004

     (3) Represents compensation paid to Mr. Heflin from January 1, 2004 until his employment terminated on November 17, 2004

Executive Employment Agreements

     On May 26, 2005, the Board of Directors of the Company announced that
Robert Panico had been elected as the Company's President and Chief Executive
Officer. Mr. Panico replaced John A. Raasch, a member of the Board, who had been acting as interim President and Chief Executive Officer of the Company since the resignation of the Company's prior President and Chief Executive Officer, Michael Fadden, in October 2004.

     In 2001 the Company entered into an employment agreement (the "Agreement") with Mr. Panico, which Agreement remains in force. The term of the Agreement, originally through October 31, 2004 was renewable for successive one year terms at the option of the Company. Under the Agreement, Mr. Panico's base salary shall be no less than $120,000 per year. In recognition of his added responsibilities, the Board has agreed to increase Mr. Panico's base salary to $127,200. The Agreement provides for severance benefits in the event that the Company terminates Mr. Panico's employment other than for cause, or if he resigns following adverse changes in the terms of his compensation or job responsibilities for a period of three years following a change in control of the Company.

     In the case of termination other than for cause where there is no change in control, these benefits would be calculated on (1) one year's base salary, or
(2) the base salary attributable to the remaining term of the Agreements, whichever is greater, plus any unpaid bonus attributable to the previous year of employment. If the termination occurs during a one-year renewal period of the Agreements, benefits would be calculated based on the base salary attributable to the remaining months of the one-year term, plus a pro-rata share of any cash bonus paid for the year of termination attributable to that portion of the year during which the Executive was employed.

     In the case of a change in control of the Company, these benefits would be calculated based on an amount equal to twice the sum of Mr. Panico's then annual base salary plus his average annual incentive bonus for the two years preceding such termination. The Company will continue to provide, at its expense, certain health and welfare benefits for a period up to four years, reduced by any such benefits obtained from subsequent employers.

     The Agreement contains a non-competition provision under which Mr. Panico is required not to engage in certain activities on behalf of competitors of the Company while employed by the Company and for a period of six months following termination.

                                     - 8 -



Option/SAR Grants for the year ended December 31, 2004

     The following table sets forth information with respect to stock options granted to Mr. Raasch in accordance with the [Outside Directors] Stock Option
Plan during the year ended December 31, 2004 and prior to his election as interim President and Chief Executive Officer. No Stock Appreciation Right
("SAR") grants were made during the year ended December 31, 2004.


========================================================================================== ==========================
                                    Individual Grants                                        Potential realizable
                                                                                            value at assumed annual
                                                                                             rates of stock price
                                                                                            appreciation for option
                                                                                                     term
------------------------------------------------------------------------------------------ --------------------------
                            Number of     Percent of total    Exercise or    Expiration      5% ($)       10% ($)
     Name                  securities       options/SARs      base price        date
                           underlying        granted to         ($/Sh)
                          options/SARs      employees in
                           granted (#)       fiscal year
          (a)                  (b)               (c)              (d)            (e)           (f)          (g)
------------------------ ---------------- ------------------ -------------- -------------- ------------ -------------
John A. Raasch                10,000              0%             $0.31       05/25/2014      $1,950        $4,941
======================== ================ ================== ============== ============== ============ =============


Aggregated Option/SAR Exercises in the year ended December 31, 2004 and period-end Option/SAR Values

     The following table sets forth information with respect to unexercised options and SARs. No stock options were exercised during the year ended December
31, 2004.


=========================== =============== ================ =========================== ============================
                                                                Number of securities      Value (1) of unexercised
                                                               underlying unexercised     in-the-money options/SARs
                                                              options/SARs at December      at December 31, 2004
                                                                      31, 2004
                                                             --------------------------- ----------------------------
                                Shares
           Name              acquired on         Value           Exercisable ("Ex")          Exercisable ("Ex")
                             exercise (#)    Realized ($)       Unexercisable ("Un")        Unexercisable ("Un")
           (a)                   (b)             (c)                    (d)                           (e)
--------------------------- --------------- ---------------- --------------------------- ----------------------------
John A. Raasch (2)                -               $-               10,000 ("Ex")
                                                                        - ("Un")
=========================== =============== ================ =========================== ============================

     (1) The value of the options was determined by using the average of the high and low price of the Company's Common Stock ($0.4500) on December
          31, 2004.

     (2) The 10,000 options granted in 2004 are fully vested and are in-the-money.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 31, 2005 the following persons are known to the Company to be beneficial owners of more than five percent (5%) of the Company's voting Common
Stock. The following table sets forth information concerning the shares of Common Stock owned by those persons.

         ===================== ========================== =========================== ========================
          (1) Title of Class    (2) Name and address of    (3) Amount and nature of    (4) Percent of class
                                   beneficial owner          beneficial ownership               (1)
         --------------------- -------------------------- --------------------------- ------------------------
         Common Stock          John A. Raasch                    959,885 (2)                   5.60%
                               1960 Las Palmas # 138
                               Laughlin, NV  89029
         ===================== ========================== =========================== ========================

                                                     - 9 -


     (1) Based upon 16,913,303 shares of Common Stock outstanding as of June 30, 2005.

     (2) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

     (3) The following table sets forth information concerning the shares of Common Stock beneficially owned by (i) each director and nominee of the Company; (ii) each of the executive officers of the Company; and (iii) all directors and nominees and executive officers as a group.

                            Name                           No. of Shares   % (1)
         -----------------------------------------------   -------------   -----

              Philip A. Wilson, Chairman                    299,766 (2)     1.7%
              John B. Ewing, Jr., Director                   85,465 (3)      *
              Charles A. Holtgraves, Director               403,144 (4)     2.2%
              John A. Raasch, Director                      959,885 (5)     5.6%
              Robert Panico, Director, Chief Executive      145,011 (6)      *
                 Officer and President
              Steven W. Cattron, Director                    10,000 (7)      *
              J. Darby Sere, Director                        10,000 (8)      *
              Christopher M. Rasmussen, Chief Financial        -             *
                 Officer, Treasurer and Secretary
              Chauncey J. Grundelfinger, Shareholder        399,000 (9)     2.4%
                  Nominee
              Steven C. Scheler, Shareholder Nominee        250,046 (9)     1.5%

     * Indicates less than 1% ownership.

     All directors, officers and nominees as a group beneficially own 1,893,271 shares, including currently exercisable options or warrants, or 11.2% of the outstanding Common Stock as of June 30, 2005. (1)

     (1) Based upon 16,913,303 shares of Common Stock outstanding as of June 30, 2005. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within 60 days upon exercise of stock options and shares or options owned indirectly through a partnership or corporation. Accordingly, the number of shares and percentage set forth next to the name of such person and all officers, directors and nominees as a group include the shares of Common Stock issuable upon presently exercisable stock options and any shares or options owned indirectly. However, the shares of Common Stock so issuable upon such exercise by any such person are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

     (2) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants. This number of shares beneficially owned includes 9,400 shares held in the name of a corporation, partnership, trust, limited liability company or other entity in which Mr. Wilson has beneficial ownership. This number of shares beneficially owned includes 25,000 shares held jointly, as custodian for minor children, or by members of the immediate family sharing the same household in which Mr. Wilson has shared beneficial ownership.

     (3) This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants.

     (4) This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants. This number of shares beneficially owned includes 25,825 shares held by the Vesta M. Holtgraves Revocable Trust and 112,751 shares held by the Holtgraves Family Limited Partnership.

     (5) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants. This number of shares beneficially owned includes 533,000 shares held in the name of a corporation, partnership, trust, limited liability company or other entity in which Mr. Raasch has beneficial ownership. This number of shares beneficially owned includes 22,000 shares held jointly, as custodian for minor children, or by members of the immediate family sharing the same household in which Mr. Raasch has shared beneficial ownership.

     (6) This number of shares beneficially owned includes 141,667 shares purchasable pursuant to currently exercisable options or warrants. This number of shares beneficially owned includes 3,344 shares owned by members of the immediate family sharing the same household in which Mr. Panico has shared beneficial ownership.

     (7) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

     (8) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

     (9) Mr. Grundelfinger and Mr. Scheler were nominated for election to the Board of Directors by Mr. Grundelfinger. The Company provided share information for each of these nominees based upon information provided by Mr. Grundelfinger in connection with such nomination.





                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective March 31, 2003, the Company entered into a balloon credit agreement (the "Balloon Note"). Under the Balloon Note agreement, Gateway Pipeline Company and Gateway Processing Company (the "Borrowers") borrowed $900,000 in multiple advances. Principal outstanding under the Balloon Note accrues interest at a fixed rate of 7.25% and the note will mature after thirty-six months. The monthly note payments represent interest only on the total balance outstanding. Costs of securing this debt was capitalized as deferred loan costs and is being charged to interest expense ratably over the maturity period of the note. The Borrowers used the proceeds to finance the remaining construction costs of the Pipeline Facilities, and to fund the principal and interest payments which were due under the Company's subordinated note agreements on March 1, 2003.

     The Balloon Note is collateralized with letters of credit obtained through ADAC. Charles A. Holtgraves, a director of the Company, is Chairman of the Board, President and a director of ADAC, and Larry J. Horbach, a former director of the Company, is Secretary of ADAC. Mr. Holtgraves owns directly no shares of ADAC common stock, and owns 14.65% of an entity that owns 55.56% of the ADAC Senior Series A Preferred Stock. Such preferred stock has a stated dividend rate equal to 66.67% of any Madisonville payments received by ADAC pursuant to the Agreement discussed below. Mr. Horbach does not own, directly or indirectly, any ADAC Senior Series A Preferred Stock or common stock.

     Under the terms of the agreement with ADAC, dated March 6, 2003 (the "Agreement"), ADAC agreed to provide security acceptable to the Company's primary bank to allow the Company to borrow the proceeds of the Balloon Note. In exchange, ADAC will receive, during the term of the Balloon Note, 50% of the price upside portion only, if any, of the monthly fee to be received by the Company pursuant to the Madisonville project agreements. Under the Agreement, ADAC will have the option to either: (i) receive at the end of the term of the Balloon Note a lump-sum payment, which when added to the payments received, if any, for the price upside portion, will result in a 15% pre-tax internal rate of return on the $900,000, or (ii) pay off the Balloon Note on or before the end of the Balloon Note term in exchange for a 33.33% ownership interest in the Madisonville pipeline facilities from that date forward. The Company is obligated to pay the periodic interest payments to the bank during the three-year term of the Balloon Note. Further, the Company granted liens, subordinate to the Company's bank liens, on the Company's economic interest in the Madisonville project, its Waxahachie pipeline system, and its Fort Cobb subsidiary. The agreement contains cross collateral and cross default provisions linking it to the Madisonville Term Note, described above.

     In March 2004, the Company agreed to pay to ADAC $24,000, in exchange for its consent to the modification of the loan terms of the $1.5 million bank loan, ratably over a twelve-month period beginning the earlier of the month following maturity of the Balloon Note or the month following ADAC's exercise of their option to prepay the Balloon Note as discussed below. The present value of this obligation at inception was $18,641, using an imputed interest rate of 10%, and is included in the amount payable to ADAC, with a corresponding amount capitalized to deferred loan costs on the accompanying balance sheet, to be recognized as interest expense ratably over the term of the agreement.

     Effective November 15, 2004, the Company and certain of its subsidiaries entered into a License Agreement with AER, ADAC, a Nebraska corporation and a wholly owned subsidiary of AER, and Elgin Holdings, LLC, a Texas limited liability company and a majority owned subsidiary of ADAC, for the joint participation and development of future high nitrogen natural gas projects in the Madisonville, Texas area. Charles A. Holtgraves, a director of the Company, is Chairman of the Board, President and a director of AER, and Chairman of the Board, President and a director of ADAC, and a manager of Elgin Holdings. Approximately 60% of the stock of AER is owned indirectly by Mr. Holtgraves and his family members. Mr. Holtgraves owns directly no shares of ADAC common stock, and owns 14.65% of an entity that owns 55.56% of the ADAC Senior Series A Preferred Stock. Such preferred stock has a stated dividend rate equal to 66.67% of any Madisonville payments received by ADAC pursuant to the ADAC Agreement discussed above.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Audit Fees

     For the year ended December 31, 2004, the Company expects to pay Pannell Kerr Forster of Texas, P.C. aggregate fees of $68,000 for auditing the annual financial statements included in the Company's Form 10-KSB and reviewing the quarterly financial statements included in the Company's Forms 10-QSB. For the year ended December 31, 2003, the Company paid Pannell Kerr Forster of Texas, P.C. and Deloitte & Touche LLP aggregate fees of $49,000 and $22,600, respectively, for auditing the annual financial statements included in the Company's Form 10-KSB and reviewing the quarterly financial statements included in the Company's Forms 10-QSB.

     All Other Fees

     The Company did not pay any fees for financial information systems design and implementation. Relating to our year ended December 31, 2004, the Company expects to pay Pannell Kerr Forster of Texas, P.C. fees of $19,000 for non-audit related services, primarily for preparation of federal and state income tax returns. Relating to our year ended December 31, 2003, the Company paid Pannell Kerr Forster of Texas, P.C. $15,700 for non-audit related services, primarily for preparation of federal and state income tax returns. The Audit Committee of the Board of Directors reviewed the nature of non-audit services provided by both Pannell Kerr Forster of Texas, P.C. and Deloitte & Touche LLP and determined that such services are compatible with maintaining the accountants' independence from the Company.

                                 OTHER BUSINESS

     Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote in accordance with the instructions of the Board of Directors on such matters.

                                  ANNUAL REPORT

     The Company's Annual Report, including the Form 10-KSB for the year ended December 31, 2004, is being mailed to stockholders concurrently herewith. The Annual Report is not a part of the proxy solicitation material. Additional copies of the Annual Report which includes the Form 10-KSB for the year ended December 31, 2004, will be provided, without charge, upon written request from any stockholder to: Gateway Energy Corporation, Attention: Christopher M. Rasmussen, Chief Financial Officer, 500 Dallas Street, Suite 2615, Houston, Texas 77002.

               COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

     Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file.



                         STOCKHOLDER PROPOSALS FOR 2005

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meeting, consistent with regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting must be received by the Company not later than December 15, 2005. Proposals should be directed to the attention of the Secretary, Gateway Energy Corporation, 500 Dallas Street, Suite 2615, Houston, Texas 77002.



                                                  ANNUAL MEETING OF STOCKHOLDERS OF

                                                     GATEWAY ENERGY CORPORATION

                                                         September 20, 2005



                                                     Please date, sign and mail
                                                       your proxy card in the
                                                     envelope provided as soon
                                                            as possible


                           -------------------------------------------------------------------------------
                                           Please Detach and Mail in the Envelope Provided


---------------------------------------------------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN [X]
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                FOR AGAINST ABSTAIN
 [ ] 1. Election of Directors:  TO VOTE FOR the seven nominees    2.  Ratification  of Pannell Kerr Forster of  [ ]   [ ]     [ ]
        recommended by the board of Directors listed below.           Texas P. C. as independent registered
                                                                      public accounting firm for fiscal year 2005.

        NOMINEES: John B. Ewing             Robert Pancio         3. In their discretion, the proxies are authorized to vote upon
                  Charles A Holtgraves      Steven W. Cattron        such other business as may properly come before the meeting.
                  John A. Raasch            J. Darby Sere'
                  Philip A. Wilson

OR                                                                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                  DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION
                                                                  IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES
                                                                  FOR DIRECTOR RECOMMENDED BY THE BOARD OF DIRECTORS, FOR THE
                                                                  RATIFICATION OF PUBLIC ACCOUNTANTS, AND THE DISCRETIONARY
        TO VOTE FOR no more than seven of the following nominees:              AUTHORITY ON ALL OTHER MATTERS

      WITHHOLD                             WITHHOLD
FOR   AUTHORITY                       FOR  AUTHORITY
[ ]     [ ]  John B. Ewing, Jr.       [ ]     [ ]  Steven W. Cattron
[ ]     [ ]  Charles A. Holtgraves    [ ]     [ ]  J. Darby Sere'
[ ]     [ ]  John A. Raasch           [ ]     [ ]  Chauncey J. Gundelfinger, Jr.
[ ]     [ ]  Philip A. Wilson         [ ]     [ ]  Steven C. Scheler
[ ]     [ ]  Robert Panico

--------------------------------------------------------------------------------

To change the address on your account, please check the box at the right and
indicate your new address in the address space below. Please note that       [ ]
changes to the registered name(s) on the account may be submitted via this methods.
--------------------------------------------------------------------------------


Signature of Stockholder                            Date:            Signature of Stockholder                         Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


                           GATEWAY ENERGY CORPORATION
              THIS IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 20, 2005


     The undersigned hereby constitutes and appoints Robert Panico and Philip A. Wilson, with full power to act alone, or any substitute appointed by either of them, as the undersigned's agent, attorney and proxy to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Gateway Energy Corporation, to be held at the offices of Shook, Hardy & Bacon, LLP, 2555 Grand Boulevard, Kansas City, Missouri 64108 on the 20th day of September, 2005 at 10:00 a.m. Central time or any adjournments as indicated hereon.

                  (Continued and to be Signed on reverse side)